Exhibit 99.1
FOR IMMEDIATE RELEASE
Unilife Appoints Dr. Ramin Mojdeh as Chief Operating Officer
Former BD Pharmaceutical Systems Leader to Help Drive Unilife
Towards Global Leadership Position
York, PA (February 3, 2011) Unilife Corporation (“Unilife” or the “Company”) (NASDAQ: UNIS; ASX: UNS) today announced that it has appointed Dr. Ramin Mojdeh, formerly Vice President and General Manager of Becton Dickinson (BD) Pharmaceutical Systems, North America, and Worldwide Vice President of Research and Development, BD Medical, as its new Chief Operating Officer and Executive Vice President, effective February 7, 2011.
Dr. Mojdeh comes to Unilife with more than 25 years of business leadership experience across multiple industries, including 18 years in the design, development, manufacturing, sales and marketing of therapeutic and diagnostic medical devices for several multinational companies, including BD, GE Healthcare and Boston Scientific (formerly “Guidant Corporation”). He has developed and maintained strong relationships with many pharmaceutical manufacturers that utilize prefilled syringes for their injectable drugs and vaccines.
As COO, Dr. Mojdeh will lead Unilife’s operating team as the Company prepares to enter its next phase of business expansion with the commercial production of the Unifill® ready-to-fill (prefilled) syringe this quarter, and its supply to pharmaceutical customers. Dr. Mojdeh will also help to expand and accelerate discussions with pharmaceutical companies regarding the Unifill syringe, as well as the commercialization of a number of key pipeline products being developed by the Company.
Dr. Mojdeh spent the last eight years working with BD, one of the world’s leading suppliers of medical devices, including prefilled syringes. He served as the Vice President and General Manager of BD Medical, Pharmaceutical Systems, North America from 2008 to 2010. In this role, he directed all aspects of the North America operations including sales, marketing, business development, commercial development, finance, R&D, manufacturing, operations, quality assurance, regulatory affairs, legal affairs and human resources.
During this time, Dr. Mojdeh served as a key board member of the Business Strategy Council that led the worldwide business growth strategy for BD Pharmaceutical Systems, whose annual revenues exceeded $1 billion. He also led the creation of an innovative new growth business for BD Pharmaceutical Systems in advanced drug delivery.
From 2002 to 2008, Dr. Mojdeh held the position of the Worldwide Vice President of Research and Development for BD Medical, responsible for technology and product innovation and commercialization for the business areas of medical surgical systems, diabetes care, pharmaceutical systems and ophthalmic systems with combined annual revenues of over $4 billion. During this time, he led the process of revamping the product development functions for BD Medical.
He was also a board member of BD Ventures Inc., the venture capital arm of BD, which oversaw all technology and innovation activities across BD. Furthermore, he has served as the Chairman of the Advanced Drug Delivery Council, aimed at identifying and developing new growth strategies in the drug delivery device space.
Prior to his work with BD, Dr. Mojdeh held the position of Business Director, Invasive Cardiology at GE Healthcare in 2002, and spent ten years with Guidant Corporation, where he held several management positions including Business Director, Advanced Patient Management from 1999 to 2002 and Business Director, Advanced Patient Monitoring System from 1996 to 1999.

Mr. Alan Shortall, Chief Executive Officer of Unilife, stated, “The addition of Dr. Mojdeh to our executive team and as the leader of our operational divisions is a clear indication of Unilife’s commitment to rapid growth and the production of the highest quality medical devices. Our ability to attract executives with the experience and reputation of Dr. Mojdeh is an affirmation of the potential for Unilife’s innovative product line. Dr. Mojdeh has extensive experience in driving product innovation, manufacturing advanced medical devices and launching new business ventures. His detailed knowledge of how prefilled syringes are manufactured and supplied to the highest industry standards should help us secure, expand and consolidate strong commercial relationships with many of the world’s largest pharmaceutical and healthcare companies.
“The appointment of Dr. Mojdeh as COO comes at the right time for Unilife. We are now preparing to commence commercial production of the Unifill syringe, with several key sections of the manufacturing system now either in place or being prepared for delivery to our new facility in York. And the commissioning of our cleanrooms and the requalification of our Unitract® 1mL syringe assembly line are now approaching completion. In addition, Dr. Mojdeh’s extensive experience working with pharmaceutical companies will be invaluable as our commercial discussions are now accelerating with a significant number of pharmaceutical companies relating to the Unifill syringe, as well as some of our pipeline products. The appointment of Dr. Mojdeh puts us in a strong position to take Unilife to the next level and attain a true global leadership position in the pharmaceutical market for drug delivery devices.”
Dr. Ramin Mojdeh commented, “I am extremely pleased to join the executive team of such a unique and innovative company as Unilife. Unilife is developing an exceptional portfolio of innovative products, with the Unifill syringe in particular representing game-changing technology within the pharmaceutical market for prefilled syringes. With Unilife’s new global headquarters complete and commercial production of the Unifill syringe about to commence, the Company is in an extraordinary position to now undertake significant expansion on an international scale. I am excited to have an opportunity to help Unilife expand its commercial relationships and capitalize on its tremendous growth potential.”
Dr. Mojdeh received his Ph.D. in Computer Science from the University of Minnesota, Minneapolis Minnesota, and his MBA from Kellogg Graduate School of Management, Northwestern University, Evanston, Illinois.
About Unilife Corporation
Unilife Corporation is a U.S.-based medical device company focused on the design, development, manufacture and supply of a proprietary range of retractable syringes. Primary target customers for Unilife products include pharmaceutical manufacturers, suppliers of medical equipment to healthcare facilities and patients who self-administer prescription medication. These patent-protected syringes incorporate automatic, operator-controlled needle retraction features which are fully integrated within the barrel, and are designed to protect those at risk of needlestick injuries and unsafe injection practices. Unilife is ISO 13485-certified and has FDA-registered medical device manufacturing facilities in Pennsylvania.
This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.
General: UNIS-G

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